Exhibit 10.21

Amendment No. 4 to the 2000 Employee Stock Purchase Plan

       It is proposed that Section 13(a) of the 2000 Employee Stock Purchase Plan shall be restated in its entirety as follows:

13. STOCK

(a) Subject to adjustment as provided in Section 19, the maximum number of Shares which shall be made available for sale under the Plan shall be 2,500,000 Shares or such lesser number of Shares as is determined by the Board. If the Board determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 below. The company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the company’s stockholders subsequent to such Offering Date.

       Capitalized terms not defined herein have the meaning set forth in the 2000 Employee Stock Purchase Plan.

       To record the due adoption of the foregoing amendment, Therma-Wave, Inc. has caused the execution hereof by its duly authorized officer.

Therma-Wave, Inc.

/s/ L. Ray Christie
By: L. Ray Christie
Title: Senior Vice President, Chief Financial Officer and Secretary